EXHIBIT 10.4

                      EXPENDITURE AND INVESTMENT AGREEMENT

EXHIBIT 10.4

                      EXPENDITURE AND INVESTMENT AGREEMENT


This Agreement dated  June 3, 2005
                      ------------

BETWEEN:

                  CHINA NETTV HOLDINGS INC., a Nevada company with offices at 536-999 Canada Place, Vancouver, British Columbia, V6C 3E2
                  Fax: (604) 641-1377

                  (herein called "China Net")

AND:

                  ZHUOLANGJI MINGING INVESTMENT HOLDINGS INC., a Chinese corpo-ration with a business addresses at Jin Zhu West Road # 75, Lhasa, Tibet, China

                  (herein called "Zhuolangji")


WHEREAS:

A. Zhuolangji holds valid exploration permits (the "Permits", copies of which are attached hereto as Schedule "A") issued by Tibet Office of Ministry of Land and Recourses , covering certain mineral properties located in Tibet, China, known as Banongla Deposit and Tangbai Deposit as more particularly described in Schedule "B" attached hereto (the "Properties").

B. China Net and Zhuolangji have entered into a Mineral Properties Lease and Option Agreement (the "Properties Agreement") dated March 18, 2005 whereby Zhuolangji has granted to China Net an exclusive leasehold interest in and option to the Properties, and China Net has agreed to incur certain exploration expenditures on the Properties

C. China Net and Zhuolangji have now agreed to enter into this Agreement in relation to the exploration expenditures that China Net will invest in or incur in relation to the Properties.


NOW THEREFORE THIS AGREEMENT WITNESSETH THAT for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby mutually covenant and agree as follows:

1.       Advance of Funds:

1.1 China Net will, within 14 days of the date of this Agreement, forward US$79,012 ("Initial Funds") to a designated account of Zhuolangji in China, to be used for the exclusive purposes of exploration and related

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                                     - 2 -

         activities on Banongla Deposit and Tangbai Deposit . China Net may, in its discretion, advance such further funds at such and in such amounts not to exceed US$250,242 in total according to the budget for 2005, depending on the progress and result of exploration on the Properties.

1.2 Zhuolangji shall confirm to China Net in writing of its receipt of the Initial Funds immediately upon its receipt thereof, and, if it has not done so, shall forward to China Net within reasonable period of time, copies of complete books and records in relation to any expenditures it has incurred in relation to the Properties since the date of the Properties Agreement.

2.       Zhuolangji covenants with China Net that:

2.1 it will conduct its business only in the usual and ordinary course of business consistent with past practices and will use all commercially reasonable efforts to maintain and preserve its business organization, goodwill, assets, and advantageous business relationships;

2.2 other than in the ordinary course of business, except as is necessary to comply with applicable law or with respect to existing provisions of any existing plans, programs, arrangements or agreements, it will not grant any officer, director, employee or consultant an increase in compensation in any form;

2.3 it will promptly notify China Net in writing of any material change (actual, anticipated, or contemplated) in its business, operations, affairs, assets, financial condition, licences, permits, rights, privileges or liabilities, whether contractual or otherwise;

2.4 it will only use the Initial Funds (or cause such funds to be used) for the purpose of exploration and related activities on the Properties, as may be agreed to or directed by China Net or its engineers, geologists or other consultants;

2.5 it will keep accurate and complete records of the use of the Initial Funds and permit China Net, when it so requests, to inspect the records;

2.6 it will complete such filing or registration as may be required under applicable Chinese laws or regulations for the transfer of the funds including the Initial Funds, so that such funds transferred to Zhuolangji may be recognised either as loan or as contribution to the registered capital of a Chinese company with foreign investment to be established by either or both parties.

3.       Further Documents

         Parties agree to do such things and sign such further documents to complete the transactions contemplated herein and in the Mineral Properties Lease and Option Agreement.

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                                     - 3 -

4.       Counterparts

         This Agreement may be executed in counterpart and by facsimile transmission with the same effect as if both parties had originally signed the same document. All counterparts will be construed together and constitute one and the same agreement.



IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the dates detailed below.


CHINA NETTV HOLDINGS INC.

Per:
     -------------------------------
       Authorized Signatory

Printed Name and Title:
                        -----------------------

ZHUOLANGJI MINIG INVESTMENT HOLDINGS INC

Per: /s/ Hu Xiao
     -------------------------------
       Authorized Signatory

Printed Name and Title: Hu Xiao
                        -------------------------




  Schedule A                        List of Zhuolangji Properties
---------------------------------------------------------------------------------------------------------------------------------
                                                    Area                                           Minimum
SR No.                       Owner-ship             (sq.                                State      spending       Certificate
        Name of Properties     /Title    Minerals     km)      Period of validity     Investment   (Req. ann.)       number
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
  1     BANDE                Zhuolangji  Cu           94.20   2004.07.22--2006.07.21                 114,878.05   5400000410537
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
  2     BANONGLA             Zhuolangji  Au, Cu       69.58   2004.10.09--2006.10.08                  84,853.66   5400000410806
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
  3     JIAMA(S)             Zhuolangji  Pb, Cu       30.39   2003.11.24--2005.11.21                  37,060.98   5400000310748
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
  4     TANGBAI              Zhuolangji  Au, Cu       41.90   2004.05.28--2006.05.01                  51,097.56   5400000410368
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
  5     WADA                 Zhuolangji  Cu           29.41   2004.07.22--2006.07.21                  35,865.85   5400000410538
------- -------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
           Total                                     129.38                                         323,756.10
---------------------------- ----------- ---------- -------- ----------------------- ------------- ------------ -----------------
1 US$ = 8.2 Yuan RMB